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                                                                   Exhibit 16(m)


                                 CODE OF ETHICS

                                ARROYO SECO, INC.
                         PACIFIC AMERICAN INCOME SHARES
                        WESTERN ASSET MANAGEMENT COMPANY
                            WESTERN ASSET FUNDS, INC.


A.  STATEMENT OF GENERAL PRINCIPLES
    -------------------------------

   1. All Access Persons that are affiliated with Western Asset are fiduciaries to the Accounts and Funds managed by the Companies. All such Access Persons are also fiduciaries to Fund shareholders. Accordingly, Access Persons shall place the interests of the Accounts and Funds first.

   2. Access Persons must scrupulously avoid serving their personal interests ahead of the interests of the Accounts and Funds. Each Access Person shall handle his or her activities and personal securities transactions in such a manner as to avoid any actual or potential conflict of interest or any abuse of his or her position of trust and responsibility. No Access Person shall take inappropriate advantage of his or her position.

   3. All Access Persons shall act in accordance with both the letter and the spirit of this Code. Technical compliance with the Code's procedures will not automatically insulate from scrutiny activity that may indicate an abuse of fiduciary duties.

   4. It will be considered a violation of this Code to do indirectly that which is prohibited directly. For example, it will be considered a violation of this Code to do indirectly through options, futures or other derivatives that which is prohibited directly through transactions in securities themselves.

   5. This Code is to be interpreted consistent with the Securities and Exchange Commission's rules governing codes of ethics.

   6. Directors of the Funds (who are not employees of Western Asset) will only be subject to the Reporting requirements outlined in Section E.5., but will not be subject to the Pre-Clearance requirements of Section B, the Prohibited Transaction requirements of Section C or the provisions of Section F.

   7. Notwithstanding any other provision of this Code to the contrary, Access Persons of the Companies who are also employed principally by affiliates of

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       Western Asset Management Company and Arroyo Seco, Inc. and who are
       subject to the Legg Mason, Inc. Code of Ethics or the Western Asset Management Company Limited Code (the "Affiliate Codes") shall not be subject to this Code (other than as provided in the following sentence), but rather shall be subject to the provisions of the Affiliate Code. The Affiliate Codes are hereby incorporated by reference into, and made a part of, this Code.

B.  PRE-CLEARANCE
    -------------

   1. Except for the transactions set forth in Section D below, any Securities Transaction which an Access Person has a direct or indirect Beneficial Interest must be pre-cleared with a Pre-Clearance Officer.

   2.  Pre-Clearance Procedures - Prior to entering an order for a Securities
       ------------------------
       Transaction that requires pre-clearance, the Access Person must receive trade authorization. Trade Authorization Request forms are available on the compliance page of Wamnet and must be signed by a Pre-Clearance Officer. Transactions of a Pre-Clearance Officer that require pre-clearance must be submitted to another Pre-Clearance Officer. In the event an Access Person is unable to complete a Trade Authorization Request form, the Access Person requesting Pre-Clearance may designate someone else to complete the Form on his or her behalf in order to obtain proper authorization.

   3.  Length of Trade Authorization Approval - Trade authorizations are
       --------------------------------------
       effective until the earlier of (1) their revocation, (2) the close of business on the trading day after the authorization is granted, or (3) the Access Person learns that the information provided in the Trade Authorization request is not accurate. If the order for the Securities Transaction is not placed within that period, a new authorization must be obtained before the Securities Transaction is placed. If a Securities Transaction is placed but has not been executed before the authorization expires (e.g. a limit order), no new authorization is necessary unless the person placing the order amends it in any way.

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C. PROHIBITED TRANSACTIONS
   -----------------------

   1.  Always Prohibited Securities Transactions - The following Securities
       -----------------------------------------
       Transactions are prohibited and will not be authorized under any circumstances:

       a.  Inside Information - Any transaction in a Security by an individual
           ------------------
           who possesses material nonpublic information regarding the Security or the issuer of the Security;

       b.  Market Manipulation - Transactions intended to raise, lower, or
           -------------------
           maintain the price of any Security or to create a false appearance of active trading;

       c.  Others - Any other transaction deemed by the Pre-Clearance Officer to
           ------
           involve a conflict of interest, possible diversions of corporate opportunity, or an appearance of impropriety.

   2.  Generally Prohibited Securities Transactions - Unless exempted by Section
       --------------------------------------------
       D, the following Securities Transactions are prohibited and will not be authorized absent exceptional circumstances. The prohibitions apply only to the categories of Access Persons specified.

       a.  Initial Public Offerings (Investment Persons Only) - Investment
           --------------------------------------------------
           Persons shall not acquire any Securities in an Initial Public
           Offering.

       b.  Limited Offerings (Investment Persons Only) - Investment Persons
           -------------------------------------------
           shall not acquire any Securities in a Limited Offering without written prior approval from the Code of Ethics Committee. This prior approval shall take into account among other factors, whether the investment opportunity should be reserved for the Funds or Accounts, and whether the opportunity is being offered to the Investment Person by virtue of his or relationship with the Companies. An Investment Person who has been authorized to acquire securities in a limited offering shall disclose that investment when he or she plays a part in any subsequent consideration by the Fund, Accounts or the Companies of an investment in the issuer. In such circumstances, the decision to purchase Securities of the issuer shall be subject to an independent review by persons with no personal interest in the issuer.

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       c.  One-Day Blackout Period - No Access Person shall execute a Securities
           -----------------------
           Transaction in a Security on any day during which an Account or Fund has placed or executed a purchase or sell order on the same Security.

       d.  Seven-Day Blackout Period (Portfolio Managers Only) - Portfolio
           ---------------------------------------------------
           Managers may not purchase or sell Securities for their own account within seven calendar days of a purchase or sale of the same Securities (or Equivalent Securities) by an Account or Fund managed by that Portfolio Manager.

       e.  60-Day Blackout Period (Investment Persons Only) - Investment Persons
           ------------------------------------------------
           may not (for their own beneficial interest) purchase a Security within 60 days of the sale of the same Security; nor may an Investment Person sell a Security within 60 days of a purchase of the same Security if, in either case, at any time during the 60 days the Security was held by an Account or Fund managed by the Companies.

D. EXEMPTIONS

   1.  Exemption from Pre-Clearance and Treatment as a Prohibited Transaction -
       ----------------------------------------------------------------------
       The following Securities Transactions are exempt from the pre-clearance requirements of Section B.

       a.  Mutual Funds - Any purchase or sale of a Security issued by any
           ------------
           registered open-end investment company;

       b.  Common Stocks - Any purchase or sale of a common stock not on Western
           -------------
           Asset's restricted list. Employees are responsible for monitoring the restricted list, which is located on the Compliance Page of Wamnet.

       c.  No Knowledge - Securities Transactions where the Access Person has no
           ------------
           knowledge of the transaction before it is completed (for example a transaction effected by a Trustee of a blind trust or discretionary trades involving an investment partnership or investment club, in connection with which the Access Person is neither consulted nor advised of the trade before it is executed);

       d.  Certain Corporate Actions - Any acquisition of Securities, through
           -------------------------
           stock dividends, dividend reinvestments, stock splits, reverse stock splits, mergers, consolidations, spin-offs, exercise of rights or other

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           similar corporate reorganizations or distributions generally applicable to all holders of the same class of Securities;

       e.  Options-Related Activity - Any acquisition or disposition of a
           ------------------------
           Security in connection with an option-related Securities Transaction that has been previously approved. For example, if an Access Person receives approval to write a covered call, and the call is later exercised, the provisions of Section B and C are not applicable to the sale of the underlying Security.

       f.  Commodities, Futures and Options on Futures - Any Securities
           -------------------------------------------
           Transaction involving commodities, futures (including currency futures and futures on securities comprising part of a broad-based, publicly traded market based index of stocks) and options on futures.

       g.  Miscellaneous - Any transaction in the following:
           -------------

           .   Bankers Acceptances,
           .   Bank Certificates of Deposit,
           .   Commercial Paper,
           .   Repurchase Agreements,
           .   Securities that are direct obligations of a G7 Government,
           .   Other securities as may from time to time be designated in writing by the Code of Ethics Committee on the grounds that the risk of abuse is minimal or non-existent.

       The Securities listed above are not exempt from the reporting requirements set forth in Section E.

   2.  Exemption from Treatment as a Prohibited Transaction - The following
       ----------------------------------------------------
       Securities Transactions are exempt from the prohibited transaction restrictions of Section C.

       a.  Options on Broad-Based Indices - The prohibitions in Section C are
           ------------------------------
           not applicable to any Securities Transaction involving options on certain broad-based indices designated by the Code of Ethics Committee. The broad-based indices designated may be changed from time-to-time and presently consist of the S&P 500, the S&P 100, NASDAQ 100, Nikkei 300, NYSE Composite and Wilshire Small Cap indices.

       b.  Sovereign debt of Non-U.S. Governments - The prohibitions in Section
           --------------------------------------
           C are not applicable to any Securities Transactions involving

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           Sovereign debt of Non-U.S. governments with an issue size greater than $1 billion and issued in either the home currency or U.S.
           dollars.

E. REPORTING

   1.  Initial Reports - All Access Persons (except Disinterested Fund
       ---------------
       Directors), within ten (10) days of being designated an Access Person, must disclose all Covered Securities in which they have a direct or indirect Beneficial Interest. Such report must include the title, number of shares and principal amount of each Covered Security. Access Persons must also report all brokerage accounts in which they have a direct or indirect Beneficial Interest. Initial reports must be signed and dated by the Access Person.

   2.  Monthly Reports - All employees of the Companies shall submit to the
       ---------------
       Compliance Department, within 10 days after month end, a report of all Securities Transactions during the previous month. The report shall state the title and number of shares, the principal amount of the security involved, the interest rate and maturity date if applicable, the date and nature of the transaction, the price at which the transaction was effected and the name of the broker, dealer or bank with or through whom the transaction was effected. The report shall also include the date it was submitted by the employee. Access Persons who have reported Securities Transactions through duplicate copies of broker confirmations and statements are not required to file a monthly report. In addition, all employees of the Companies shall submit a report of any Securities account established during the month for the direct or indirect benefit of the employee. The report shall include the name of the broker, dealer or bank with whom the employee established the account, the date the account was established and the date the report was submitted to the Compliance Department.

   3.  Annual Reports - All Access Persons shall provide annually a list of all
       --------------
       Covered Securities in which they have a direct or indirect Beneficial Interest. The list shall include the title, number of shares and principal amount of each Covered Security. In addition, each Access Person must report to the Compliance Department the account number, account name and brokerage firm of each Securities account in which the Access Person has a direct or indirect Beneficial Interest. The information in the annual report must be current as of a date no more than 30 days before the report is submitted and the annual report must include the date it was submitted to the Compliance Department. Annually all Access Persons shall certify that they have complied with the requirements of this Code and that they have disclosed or reported all Securities Transactions required to be disclosed or reported pursuant to the requirements of this Code.

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4.     Confirmations and Statements - All Access Persons must arrange for the
       ----------------------------
       Compliance Department to receive directly from any broker, dealer or bank duplicate copies of confirmations for Securities Transactions and periodic statements for each brokerage account in which the Access Person has a direct or indirect Beneficial Interest. The foregoing does not apply to transactions and holdings in registered open-end investment companies.

   5.  Directors Reports (for Directors of Pacific American Income Shares and
       -----------------
       Western Asset Funds, Inc.):

       a.  Disinterested Directors - Access Persons who are Disinterested
           -----------------------
           Directors are not required to make a report regarding Securities Transactions except where such director knew or, in the ordinary course of fulfilling his or her official duties as a director of Pacific American Income Shares or Western Asset Funds, Inc, should have known that during the 15-day period immediately preceding or after the date of the transaction in a Security by the director, such Security is or was purchased or sold by the relevant Fund or such purchase or sale is or was considered by the relevant Fund or its Advisers.

       b.  Interested Directors - Access Persons who are Interested Directors
           --------------------
           are required to make the following reports:

           i.   Initial Reports (See Paragraph E.1.)

           ii. Quarterly Reports: No later than 10 days after the end of each calendar quarter the following information must be reported:

                -   Transaction Report for Covered Securities including: Date of
                    ------------------
                    each transaction, full security description (including interest rate and maturity), number of shares and principal amount, nature of transaction, price at which transaction effected, broker, dealer or bank through which transaction affected and date report is submitted.
                -   Account Report including: Any new account established by the
                    --------------
                    Director in which any Securities were held during the quarter for the direct or indirect benefit of the Director. Such report to also include the name of the broker, dealer or bank with whom the Director established the account, the date the account was established and the date the report is submitted.

           iii. Annual Reports (See Paragraph E.3.)

   F.  FIDUCIARY DUTIES
       ----------------

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   1.  Confidentiality - Access Persons are prohibited from revealing
       ---------------
       information relating to the investment intentions, activities or portfolios of the Accounts or Funds, except to persons whose responsibilities require knowledge of the information.

   2.  Gifts: On occasion, because of their position with Western Asset, Access
       -----
       Persons may be offered, or may receive without notice, gifts from clients, vendors or other persons not affiliated with the firm. Acceptance of extraordinary or extravagant gifts is not permissible. Any such gifts must be declined or returned in order to protect the reputation of the firm. Gifts of nominal value (i.e., gifts whose reasonable value is no more than $100 per year), and customary business meals, entertainment (e.g. sporting events), and promotional items (e.g. pens, mugs, T-shirts) may be accepted. If an Access Person receives any gift that might be prohibited under this Code, the Access Person must immediately inform the Compliance Department. An Access Person may not personally give any gift with a value in excess of $100 per year to persons associated with securities or financial organizations, including clients of the firm.

   3.  Service as a Director: No Investment Person may serve on the board of
       ---------------------
       directors of any publicly traded company without prior written authorization from the Code of Ethics Committee. If the Committee authorizes board service, it shall do so subject to appropriate safeguards, including in most cases "Chinese Walls" or other procedures to isolate the Investment Person from the making of investment decisions related to the company on whose board the Investment Person serves.

   3.  Remedies and Sanctions: If the Code of Ethics Committee determines that
       ----------------------
       an employee of the Companies or an Access Person has committed a violation of the Code, the Committee may impose sanctions and take other actions as it deems appropriate.

G. POLITICAL CONTRIBUTIONS
   -----------------------

   1. Western Asset and all Access Persons are prohibited from making political contributions for the purpose of obtaining or retaining Western Asset or its affiliates as investment advisers. Western Asset and Access Persons specifically are prohibited from making political contributions to any person who may influence the selection or retention of an investment adviser by a government entity.

   2. Access Persons will be required to certify annually that they have been in compliance with Western Asset's Political Contributions Policy.

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H. DEFINITIONS
   -----------

   1.  "Access Persons" means (a) all officers of the Companies, all directors
       ----------------
       of Arroyo Seco, Inc. and Western Asset Management Company, and all directors of Pacific American Income Shares and Western Asset Funds, Inc. who are not interested persons of such company as that term is defined in the Investment company Act of 1940; (b) all employees of the Companies who, in connection with their regular functions or duties, make, participate in, or obtain information, regarding the purchase or sale of a Security by an Account or Fund or whose functions relate to the making of any recommendations with respect to the purchases or sales; (c) any natural person in a control relationship to the Companies who obtains information concerning recommendations made to an Account or Fund with regard to the purchase or sale of a security and (d) such other persons as the Compliance Department shall designate.

   2.  "Account" means any portfolio managed by Western Asset Management
       ---------
       Company.

   3.  "Beneficial Interest" shall have the meaning given to it for purposes of
       ---------------------
       Rule 17j-1 and shall include the opportunity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, to profit, or share in any profit derived from, a transaction in the subject Securities. An Access Person is deemed to have a Beneficial Interest in the following:
       a.  any Security owned individually by the Access Person;
       b. any Security owned jointly by the Access Person with others (for example, joint accounts, spousal accounts, UTMA accounts, partnerships, trusts and controlling interests in corporations); and
       c. any Security in which a member of the Access Person's Immediate Family has a Beneficial Interest if the Security is held in an account over which the Access Person has decision making authority (for example, the Access Person acts as trustee, executor, or guardian). In addition, an Access Person is presumed to have a Beneficial Interest in any Security in which a member of the Access Person's Immediate Family has a Beneficial Interest if the Immediate Family member resides in the same household as the Access Person. This presumption may be rebutted if the Access Person is able to provide the Compliance Department with satisfactory assurances that the Access Person has no material Beneficial Interest in the Security and exercises no control over investment decisions made regarding the Security. Access Persons may use the form attached (Certification of No Beneficial Interest) in connection with such requests

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   4.  "Companies" means Arroyo Seco Inc., Pacific American Income Shares,
       ----------
       Western Asset Management Company and Western Asset Funds, Inc.

   5.  "Covered Security" means any security defined below except covered
       ------------------
       security does not include direct obligations of the U.S. Government, bankers acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments including repurchase agreements and shares issued by open-end Funds.

   6.  "Equivalent Security" means any Security issued by the same entity as the
       ---------------------
       issuer of a subject Security that may be convertible into that Security. (e.g. options, rights, stock appreciation rights, warrants, preferred stock, restricted stock, phantom stock, convertible bonds)

   7.  "Fund" means any investment company registered under the Investment
       ------
       Company Act of 1940 managed by Western Asset Management Company.

   8.  "Immediate Family" of an Access Person means any of the following persons
       ------------------
       who reside in the same household as the Access Person:

       child               grandparent               son-in-law
       stepchild           spouse                    daughter-in-law
       grandchild          sibling                   brother-in-law
       parent              mother-in-law             sister-in-law
       stepparent          father-in-law

   9.  "Initial Public Offering" means an offering of securities registered
       -------------------------
       under the Securities Act of 1933, the issuer of which immediately before registration was not subject to the reporting requirements of sections 13 or 15(d) of the Securities Exchange act of 1934.

   10. "Director" means a director of Pacific American Income Shares or Western
       ----------
       Asset Funds, Inc.

   11. "Investment Person" means any employee of the Companies who, in
       -------------------
       connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of Securities for an Account or Fund.

   12. "Limited Offering" means an offering that is exempt from registration
       ------------------
       under the securities Act of 1933 pursuant to section 4(2) or 4(6) or 77d(6) or pursuant to rule 504, rule 505, or rule 506 under the Securities Act of 1933.

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   13. "Portfolio Manager" means a person who has or shares principal day-to-day
       -------------------
       responsibility for managing an Account or Fund.

   14. "Pre-Clearance Officer" means the persons designated as Pre-Clearance
       -----------------------
       Officers by the Code of Ethics Committee.

   15. "Security" means any security (as that term is defined under the
       ----------
       Investment Company Act of 1940) and any financial instrument related to a security, including options on securities, futures contracts, options on futures contracts and any other derivative.

   16. "Securities Transaction" means a purchase or sale of Securities in which
       -----------------------
       an Access Person or a member of his or her Immediate Family has or acquires a Beneficial Interest, including the writing of an option to purchase or sell the Security.

   17. "Western Asset Code of Ethics Committee" ("Code of Ethics Committee")
       ---------------------------------------------------------------------
       Members of the Western Asset Code of Ethics Committee shall be designated by the Western Asset Executive Committee.

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